UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2010

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with Michael Elbaz's appointment as Chief Accounting Officer on February 18, 2010 as previously announced by Conexant Systems, Inc. (the "Company") in a Form 8-K filed on February 22, 2010, Jean Hu has resigned from her role as the Company's principal accounting officer. Ms. Hu had served as the Company's principal accounting officer since her appointment as the Company's Chief Financial Officer in June 2009. Ms. Hu continues to serve as the Company’s Chief Financial Officer, Treasurer and Senior Vice President, Business Development.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2010, the Company's stockholders approved a proposal to increase the Company's authorized shares of common stock, par value $0.01 per share. Accordingly, on February 19, 2010, the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to increase its authorized shares of common stock from 100,000,000 to 200,000,000. The Company's authorized shares of preferred stock remain unchanged at 25,000,000. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Certificate of Amendment of Restated Certificate of Incorporation of Conexant Systems, Inc., as filed with the Secretary of State of the State of Delaware on February 19, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

February 24, 2010	By:	Mark Peterson

Name: Mark Peterson
Title: Senior Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Conexant Systems, Inc., as filed with the Secretary of State of the State of Delaware on February 19, 2010